 PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218
Investors:
The Ruth Group
Nick Laudico/R.J. Pellegrino
(646) 536-7030/7009
nlaudico@theruthgroup.com
rpellegrino@theruthgroup.com

Media:
The Ruth Group
Jason Rando
(646) 536-7025
jrando@theruthgroup.com

Symmetry Medical to Present at Ninth Annual JMP Securities Research Conference

Warsaw, Indiana, April 26, 2010 – Symmetry Medical Inc. (NYSE: SMA), a leading independent provider of products to the global orthopedic device industry and other medical markets, announced today that Brian S. Moore, President and Chief Executive Officer, is scheduled to present at the Ninth Annual JMP Securities Research Conference at the Ritz-Carlton Hotel in San Francisco, CA on Monday, May 10, 2010 at 3:30 p.m. PT.

A live Web cast of the presentation will be available on Symmetry Medical’s Web site at www.symmetrymedical.com. Presentation slides will be posted on the Web site before the presentation begins. A replay of the Web cast will be available for 60 days after the date of the presentation.

About Symmetry Medical Inc.
Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopaedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.